EXHIBIT 99.1

Arbor Realty Trust Reports Third Quarter 2015 Results and Declares Common Stock Dividend

Third Quarter Highlights:

  Net income of $15.3 million, or $0.30 per diluted common share
  AFFO of $17.1 million, or $0.34 per diluted common share1
  Closed a fifth collateralized securitization vehicle totaling $350 million
  Redeemed CDO III, completing the delevering of all legacy securitization vehicles
  Recorded $3.9 million of income from an equity investment distribution
  Earned $1.4 million of income from residential mortgage equity investments
  Originated $190 million of new loans
  GAAP book value per common share of $9.35
  Declares a cash dividend on common stock of $0.15 per share

UNIONDALE, N.Y., Nov. 6, 2015 (GLOBE NEWSWIRE) -- Arbor Realty Trust, Inc. (NYSE:ABR), today announced financial results for the third quarter ended September 30, 2015. Arbor reported net income for the quarter of $15.3 million, or $0.30 per diluted common share, compared to $63.4 million, or $1.26 per diluted common share for the quarter ended September 30, 2014. Adjusted funds from operations ("AFFO") for the quarter was $17.1 million, or $0.34 per diluted common share, compared to $65.6 million, or $1.30 per diluted common share for the quarter ended September 30, 2014.1 Excluding the impact of a $58.1 million non-cash net gain related to the 450 West 33rd Street transaction recorded in the third quarter of 2014, AFFO for the quarter ended September 30, 2014 was $7.5 million, or $0.15 per diluted common share.

Portfolio Activity

Loan and investment portfolio activity during the third quarter of 2015 consisted of:

  15 new loan originations totaling $189.8 million, of which 13 were bridge loans for $181.6 million.
  Payoffs and pay downs on 21 loans totaling $146.4 million.

At both September 30th and June 30, 2015, the loan and investment portfolio's unpaid principal balance, excluding loan loss reserves, was approximately $1.60 billion. The weighted average current interest pay rate at September 30, 2015 was 5.67%, compared to 5.65% at June 30, 2015. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.31% at September 30, 2015, compared to 6.28% at June 30, 2015.

The average balance of the Company's loan and investment portfolio during the third quarter of 2015, excluding loan loss reserves, was $1.53 billion and the weighted average yield on these assets for the quarter was 6.68%, compared to $1.62 billion and 6.46% for the second quarter of 2015. The increase in weighted average yield was primarily due to the collection of unaccrued interest on a loan in the third quarter.

At September 30, 2015, the Company's total loan loss reserves were $83.4 million relating to eight loans with an aggregate carrying value before loan loss reserves of $185.9 million. The Company also had three non-performing loans with a carrying value of $1.7 million, net of related loan loss reserves of $21.2 million. In addition, the Company charged off fully reserved loans totaling $32.0 million and transferred an $8.4 million loan with a $2.5 million reserve to real estate owned.

Financing Activity

The Company completed its fifth collateralized securitization vehicle ("CLO V") totaling $350.0 million of real estate related assets and cash. An aggregate of $267.8 million of investment grade-rated notes were issued, and the Company retained an $82.3 million equity interest in the portfolio. The notes have an initial weighted average spread of 244 basis points over LIBOR, excluding fees and transaction costs. The facility has a three year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions.

The Company completed the unwind of its remaining legacy collateralized debt obligation ("CDO III"). CDO III's $71.1 million of outstanding notes were redeemed and repaid primarily from proceeds received from the refinancing of CDO III's remaining assets within one of the Company's existing financing facilities, as well as cash held by CDO III. As a result of this transaction, the Company recognized an $8.2 million gain on the acceleration of deferred income and incurred $0.5 million of other costs related to this vehicle.

The balance of debt that finances the Company's loan and investment portfolio remained relatively unchanged at both September 30th and June 30, 2015 totaling approximately $1.17 billion. At September 30, 2015, the weighted average interest rate including fees was 3.94%, as compared to a rate of 3.86% at June 30, 2015. The average balance of debt that finances the Company's loan and investment portfolio for the third quarter of 2015 was approximately $1.14 billion, as compared to approximately $1.17 billion for the second quarter of 2015. The average cost of borrowings for the third quarter was 4.13%, compared to 3.99% for the second quarter of 2015.

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities. The Company's CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes it was in compliance with all financial covenants and restrictions as of September 30, 2015 and as of the most recent determination dates in October 2015 as summarized in the chart below.

Cash Flow Triggers	CLO III	CLO IV	CLO V

Overcollateralization (1)

Current	133.33%	136.99%	130.72%

Limit	132.33%	135.99%	129.72%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	260.11%	345.87%	225.54%

Limit	120.00%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CLO by the total principal balance of the bonds associated with the applicable ratio. To the extent an asset is considered a defaulted security, the asset's principal balance for purposes of the overcollateralization test is the lesser of the asset's market value or the principal balance of the defaulted asset multiplied by the asset's recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Equity Investments

The Company received a distribution from one of its joint venture equity investments and recorded income totaling $3.9 million, comprised of $4.9 million of income from equity affiliates partially offset by $1.0 million of expenses related to this transaction that were recorded in other expenses.

The Company also recorded $1.4 million of income from its joint venture investment in a residential mortgage banking business.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock for the quarter ended September 30, 2015. The dividend is payable on November 30, 2015 to common stockholders of record on November 18, 2015. The ex-dividend date is November 16, 2015.

Preferred Dividends

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from September 1, 2015 through November 30, 2015. The dividends are payable on November 30, 2015 to preferred stockholders of record on November 15, 2015. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 60044521.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through November 30, 2015. In addition, a telephonic replay of the call will be available until November 13, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 60044521.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor's Annual Report on Form 10-K for the year ended December 31, 2014 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 8 of this release.

Contacts:

Arbor Realty Trust, Inc.

Paul Elenio, Chief Financial Officer

516-506-4422

pelenio@arbor.com

Media:

Bonnie Habyan, EVP of Marketing

516-506-4615

bhabyan@arbor.com

Investors:

The Ruth Group

Joseph Green

646-536-7013

jgreen@theruthgroup.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,

	2015	2014	2015	2014

Interest income	$26,025,709	$29,657,960	$79,575,689	$80,062,244
Other interest income, net	--	--	7,884,344	--
Interest expense	11,885,363	12,334,034	37,405,492	34,148,009
Net interest income	14,140,346	17,323,926	50,054,541	45,914,235

Other revenue:
Property operating income	7,202,851	8,443,877	22,855,028	26,703,348
Other income, net	51,633	518,318	164,449	1,526,901
Total other revenue	7,254,484	8,962,195	23,019,477	28,230,249

Other expenses:
Employee compensation and benefits	4,877,059	3,639,722	14,133,403	10,578,219
Selling and administrative	3,179,534	2,330,033	8,985,148	7,507,097
Property operating expenses	6,028,585	7,266,859	18,381,317	21,687,062
Depreciation and amortization	1,250,761	1,806,683	4,137,080	5,776,719
Impairment loss on real estate owned	--	--	--	250,000
Provision for loan losses (net of recoveries)	277,464	1,326,538	2,353,688	590,695
Management fee - related party	2,725,000	2,450,000	8,075,000	7,400,000
Total other expenses	18,338,403	18,819,835	56,065,636	53,789,792

Income before gain on acceleration of deferred income, loss on termination of swaps, (loss) gain on sale of real estate, gain on gain on sale of equity interest, incentive management fee and income (loss) from equity affiliates	3,056,427	7,466,286	17,008,382	20,354,692
Gain on acceleration of deferred income	8,162,720	--	19,171,882	--
Loss on termination of swaps	(340,197)	--	(4,629,647)	--
(Loss) gain on sale of real estate	--	(199,749)	3,984,364	(199,749)
Gain on sale of equity interest	--	77,123,133	--	84,974,399
Incentive management fee - equity interest - related party	--	(19,047,949)	--	(19,047,949)
Income (loss) from equity affiliates	6,353,239	(51,170)	10,983,177	29,371

Net income	17,232,189	65,290,551	46,518,158	86,110,764

Preferred stock dividends	1,888,430	1,888,430	5,665,290	5,367,825

Net income attributable to common stockholders	$15,343,759	$63,402,121	$40,852,868	$80,742,939

Basic earnings per common share	$0.30	$1.26	$0.80	$1.61

Diluted earnings per common share	$0.30	$1.26	$0.80	$1.60

Dividends declared per common share	$0.15	$0.13	$0.43	$0.39

Weighted average number of shares of common stock outstanding:

Basic	50,962,516	50,477,308	50,822,444	50,031,205

Diluted	50,962,516	50,477,308	50,917,442	50,331,623

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets:
Cash and cash equivalents	$115,612,829	$50,417,745
Restricted cash	58,810,664	218,100,529
Loans and investments, net	1,506,324,128	1,459,475,650
Available-for-sale securities, at fair value	646,682	2,499,709
Investments in equity affiliates	27,828,747	4,869,066
Real estate owned, net	70,758,676	84,925,641
Real estate held-for-sale, net	17,651,894	14,381,733
Due from related party	674,958	36,515
Other assets	49,121,917	45,716,002
Total assets	$1,847,430,495	$1,880,422,590

Liabilities and Equity:
Credit facilities and repurchase agreements	$122,463,494	$180,386,200
Collateralized loan obligations	767,877,232	458,250,000
Collateralized debt obligations	--	331,395,126
Senior unsecured notes	97,860,025	97,860,025
Junior subordinated notes to subsidiary trust issuing preferred securities	160,250,265	159,833,260
Notes payable	1,000,000	1,300,000
Mortgage note payable – real estate owned	27,155,000	21,865,136
Mortgage note payable – real estate held-for-sale	--	9,119,221
Due to related party	2,686,325	2,653,333
Due to borrowers	51,229,859	32,972,606
Other liabilities	51,244,284	49,332,212
Total liabilities	1,281,766,484	1,344,967,119

Equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,295,905	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 53,613,283 and 53,128,075 shares issued, respectively; 50,962,516 and 50,477,308 shares outstanding, respectively	536,132	531,280
Additional paid-in capital	632,766,503	629,880,774
Treasury stock, at cost - 2,650,767 shares	(17,100,916)	(17,100,916)
Accumulated deficit	(133,491,962)	(152,483,322)
Accumulated other comprehensive loss	(6,341,651)	(14,668,250)
Total equity	565,664,011	535,455,471
Total liabilities and equity	$1,847,430,495	$1,880,422,590

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures --

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,

	2015	2014	2015	2014

Net income attributable to common stockholders	$15,343,759	$63,402,121	$40,852,868	$80,742,939

Subtract:
Loss (gain) on sale of real estate	--	199,749	(3,984,364)	199,749
Add:
Impairment loss on real estate owned	--	--	--	250,000
Depreciation - real estate owned and held-for-sale	1,250,761	1,806,683	4,137,080	5,776,719
Depreciation - investments in equity affiliates	46,310	64,742	138,930	203,482

FFO attributable to common stockholders	$16,640,830	$65,473,295	$41,144,514	$87,172,889

Subtract:
Impairment loss on real estate owned	--	--	--	(250,000)
Add:
(Loss) gain on sale of real estate	--	(199,749)	3,984,364	(199,749)
Stock-based compensation	463,313	292,797	2,890,582	1,688,631

AFFO attributable to common stockholders	$17,104,143	$65,566,343	$48,019,460	$88,411,771

Diluted FFO per common share	$0.33	$1.30	$0.81	$1.73

Diluted AFFO per common share	$0.34	$1.30	$0.94	$1.76

Diluted weighted average shares outstanding	50,962,516	50,477,308	50,917,442	50,331,623

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, as well as the add-back of impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure. Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.

Excluding the impact of a $58.1 million non-cash net gain related to the 450 West 33rd Street transaction recorded in the third quarter of 2014, FFO for the quarter ended September 30, 2014 was $7.4 million, or $0.15 per diluted common share and AFFO was $7.5 million, or $0.15 per diluted common share.